UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2009

TELULAR CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	0-23212	36-3885440
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 South Wacker Drive, Suite 4300, Chicago, Illinois	60606-6622
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 379-8397

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a)
On March 24, 2009, the Audit Committee of the Board of Directors (the “Audit Committee”) of Telular Corporation (“Telular”) approved the dismissal of Ernst & Young LLP (“Ernst & Young”) as Telular’s independent registered public accounting firm. Ernst and Young was notified of its dismissal on March 24, 2009.

During the years ended September 30, 2007 and September 30, 2008, and the subsequent interim period through the date of this report, (i) there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Ernst & Young’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their opinion; and (ii) there were no reportable events.

The audit reports of Ernst & Young on the financial statements of Telular as of and for the years ended September 30, 2007 and September 30, 2008 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or account principles.

A letter from Ernst & Young is attached as Exhibit 16.1 to this Form 8-K.

(b)
On March 24, 2009, the Audit Committee appointed Grant Thornton LLP (“Grant Thornton”) to serve as Telular’s independent registered public accounting firm for the fiscal year ending September 30, 2009. Grant Thornton accepted the appointment on March 24, 2009. During the years ended September 30, 2007 and September 30, 2008, including the subsequent interim period though the date of this report, neither Telular nor anyone on its behalf has consulted with Grant Thornton with respect to the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on Telular’s financial statements, or any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to that Item, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

16.1 Letter from Ernst & Young LLP to the Securities and Exchange Commission dated March 25, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2009

TELULAR CORPORATION

/s/ Jonathan Charak
Jonathan Charak
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission dated March 25, 2009.